                                                                  EXHIBIT 10.3



                                  MILLBROOK PRESS
                               2 Old New Milford Road
                                Brookfield, CT 06804



December 12, 1996

Ms. Jean Reynolds
33 Corn Tassle Road
Danbury, CT 06811

Dear Ms. Reynolds:

Upon the terms and subject to the conditions set forth below, this letter shall constitute the agreement pursuant to which Millbrook Press
("Millbrook") agrees to employ you as Senior Vice President, Publisher.

1.  TERM OF EMPLOYMENT

    1.1 TERM. Millbrook hereby employs you, and you hereby accept employment with Millbrook, for a period of three years commencing September 15, 1996 unless sooner terminated in accordance with the provisions of Section 8 hereof.

    1.2 DEFINITION. As used herein, "Employment Term" means the entire period of your employment by Millbrook hereunder, whether for the period provided above, or whether sooner terminated in accordance with the provisions of Section 8 hereof.

2.  DUTIES

    2.1 DESCRIPTION OF DUTIES. In your capacity as Senior Vice President, Publisher, you shall perform such duties and exercise such authority, consistent with your position, as may from time to time be given to you by the Chief Executive Officer of Millbrook.

    2.2 DEVOTION OF ENTIRE TIME. During the Employment Term, you agree that you will loyally and conscientiously devote your entire productive time, efforts, ability and attention to the duties of your office and to promote the interests of Millbrook, and that you will not engage in any other business duties or pursuits whatsoever. Notwithstanding any of the foregoing, you will not be prohibited from making passive personal investments or being involved in the private business affairs of your immediate family to the extent that such activities do not interfere with the performance of your duties hereunder and are not in any way competitive with the business of Millbrook.

3.  COMPENSATION

    3.1 ANNUAL SALARY. During the Employment Term, you will be compensated at a base salary at the rate of $125,000 per annum, payable in accordance with the customary payroll policies of Millbrook; provided however, that if, pursuant to Section 8.1, 8.2 or 8.3 hereof, your employment is terminated prior to the end of the Employment Term, you will receive the appropriate pro rata portion of your annual salary for the period during which you are actually employed by Millbrook.

    3.2 INCENTIVE COMPENSATION. You will be eligible to earn incentive compensation equal to 5% of your annual salary in the event Millbrook meet its budget which will be agreed upon each fiscal year in advance by the Board of Directors. Such incentive compensation shall be available only upon your completion of each year's employment hereunder.

    3.3 REIMBURSEMENT FOR BUSINESS EXPENSES. Millbrook will reimburse you, upon presentation of proper expense statements or such other supporting information as Millbrook may reasonably require, for your reasonable and necessary business expenses (including, without limitation, telephone, travel and entertainment expenses) incurred or paid by you in connection with the performance of your duties hereunder.

4.  FRINGE BENEFITS.

    You shall be entitled to participate on the same basis and subject to the same qualifications as all other regular full time executive employees of Millbrook in any fringe benefit plans Millbrook makes available from time to time for all its employees, including those benefits available, if any, under any vacation, retirement, disability, medical insurance and life insurance plans as the same may be placed into effect from time to time. In addition, you shall be entitled to participate in such other benefit plans, if any, as Millbrook makes generally available from time to time to members of its executive staff.

5.  STOCK OPTIONS

     You may from time to time be granted stock options subsequent to January 1, 1997 solely at the discretion of the Compensation Committee of the Board. Upon termination of your employment:

          (i) by reason of death, the Option shall terminate and be no longer exercisable;

          (ii) by the Company for "cause", that Option shall terminate and no longer be exercisable on the date you are advised by the Board that you are being terminated for cause;

          (iii) by you voluntarily, the Option shall terminate and be no longer exercisable on the date on which you voluntarily terminate your employ;

          (iv) by the Company without cause, the options may, at your discretion, be exercised at any time between the date you are advised by the Board you are being terminated and the date in which you leave the company's employ.

                 Other than as stated above, the Option will be governed by the terms and conditions of Millbrook's Stock Option Plan and the Standard Stock Option Agreement thereunder to be executed by you and Millbrook.

6.   CONFIDENTIALITY

     6.1 TRADE SECRETS. You and Millbrook acknowledge and agree that during the Employment Term and in the course of the discharge of your duties hereunder, you will have access to and become acquainted with information concerning the operation of Millbrook and other valuable information regularly used in Millbrook's business and not generally known to others. You acknowledge and agree that it is Millbrook's policy to maintain such information as secret and confidential, whether relating to Millbrook's business as heretofore or hereafter conducted, or relating to Millbrook's customers, clients, suppliers, employees and other business associates (all such information being referred to hereinafter as "Confidential Information"). You acknowledge and agree that all Confidential Information is owned by Millbrook and constitutes Millbrook's trade secrets.

     6.2 NON-DISCLOSURE. You specifically agree that you shall not use, publish, disseminate, misappropriate or otherwise disclose any Confidential Information, whether directly or indirectly, either during the term of this Agreement or at any other time thereafter, except as is required by law or in the course of employment hereunder. This provision shall not apply to Confidential Information which becomes generally known to the public by means other than your breach of this Section.

     6.3 UNFAIR COMPETITION. You acknowledge and agree that the sale, unauthorized use or disclosure of any Confidential Information obtained by you during the course of your employment under this Agreement, including but not limited to (a) information concerning Millbrook's current, future or proposed work, services, or products, (b) the fact that any such work, services or products are planned, under consideration, or in production, as well as, (c) any descriptions thereof, constitute unfair competition. You promise and agree not to engage in any unfair competition with Millbrook, either during the term of this Agreement or at any other time thereafter.

     6.4 PRECAUTIONS; RETURN OF MATERIALS. You agree to take all reasonable precautions to protect the integrity of all Confidential Information, including all documents and other material entrusted to you containing or embodying Confidential Information. You further agree that all files, records, documents, and similar items relating to Millbrook's business, whether prepared by you or others, are and shall remain exclusively the property of Millbrook, and that upon the expiration or termination of your employment hereunder you shall return to Millbrook all such material and all copies thereof in your possession or control.

     6.5 COPYRIGHTABLE AND PATENTABLE MATERIALS. You agree that during the Employment Term you will take any and all business developments, opportunities and potentially profitable situations relating to Millbrook's business to the Directors for exploitation by Millbrook. You agree promptly to disclose to Millbrook (and only to Millbrook) any and all knowledge possessed or acquired by you by any means whatsoever during the Employment Term which relates in any way to any developments, concepts, ideas or relates in any way to any developments, concepts, ideas or innovations, whether copyrightable or patentable or not, relating to the business of Millbrook. For the compensation and benefits received hereunder, you hereby assign and agree to assign to Millbrook your entire right, title and interest in and to any of the aforedescribed materials, discoveries, developments, concepts, ideas or innovations. All such materials, discoveries, developments, concepts, ideas and innovations shall be the property of Millbrook, and you shall, without further compensation, do all things necessary to enable Millbrook to perfect title in such materials, discoveries, concepts, ideas and innovations and to obtain and maintain effective patent or copyright protection in the United States and foreign countries thereon, including, without limitation, rendering assistance and executing necessary documents.

7.   COMPETITIVE ACTIVITIES

     7.1 NON-COMPETITION During the Employment Term and for a period 180 days after expiration or earlier termination for cause, or by you for any reason, you shall not within the United States.

                    (a) Consult with, be employed by, render services to, or engage in any business activity with (whether as owner, controller, employee, employer, consultant, partner, officer, director, agent or otherwise) any business or business entity competing in any way with the business of Millbrook;

                    (b) Without the prior written consent of the Directors, personally solicit or cause to be solicited or authorize, directly or indirectly, for or on behalf of yourself or any third party, any business competitive with Millbrook, from others who are or were at any time within 12 months prior to the expiration or termination of your employment hereunder customers, suppliers, clients, authors, agents or other business associates of Millbrook.

     7.2 SOLICITATION OF EMPLOYEES AND OTHERS. You acknowledge and agree that Millbrook's operations and employees possess special knowledge of Millbrook's operations and are vitally important to the continued success of Millbrook's business. You shall not, without the prior written consent of the Directors, directly or indirectly seek to persuade any director, officer or employee of Millbrook either to discontinue his or her position with Millbrook or to become employed or engaged in any activity competitive with activities of Millbrook.

     7.3 SCOPE. If any court determines that any of the covenants set forth herein, or any part or parts thereof, is unenforceable because of the duration or geographic scope of the provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

8.   TERMINATION

     8.1 BY NOTICE OR DEATH. Prior to the end of the Employment Term, your employment hereunder: (a) may be terminated hereunder by either party hereto without cause upon one hundred and eighty (180) days' prior written notice; (b) shall be terminated in the event of death.

     8.2 PERMANENT DISABILITY. Your employment hereunder may be terminated by Millbrook upon thirty (30) days' prior written notice to you in the event of your permanent disability. As used herein, "permanent disability" shall mean any illness, injury or other physical or mental disability that shall prevent you from performing a substantial portion of your duties hereunder for any period of either 90 consecutive days or an aggregate of 120 days during any consecutive twelve (12) month period.

     8.3 TERMINATION OF CAUSE. Millbrook reserves the right to terminate this Agreement at any time and without notice for "cause" as defined below. As used in this Agreement, the term "cause" shall mean (i) the commission by you of any act which would constitute a felony under state or federal law, or the equivalent under foreign law, if prosecuted; (ii) the commission by you of any act of moral turpitude; (iii) the material breach by you of the provisions of this Agreement; (iv) your failure or refusal to perform your obligations under this Agreement, or other acts or omissions constituting neglect or dereliction of duties hereunder; (v) fraud, dishonesty or other acts or omissions by you that amount to a willful breach of your fiduciary duty to Millbrook; (vi) your personal bankruptcy; or (vii) the happening of any other event which, under provisions of any laws applicable to

          Millbrook or its activities, disqualifies you from acting in any or all capacities provided for herein.
          Millbrook may, at its option terminate this Agreement for the reasons stated in this Section by giving written notice of termination to you without prejudice to any other remedy to which Millbrook may be entitled either by law, in equity, or under this Agreement. Upon any such termination under this Section, and upon Millbrook's request, you agree to resign from all directorships and positions as an executive officer you may then hold with Millbrook or any of its affiliates.

     8.4 TERMINATION WITHOUT CAUSE AS DEFINED HEREIN: In the event of the termination of this Agreement by the Company for reason other than "Cause" the Executive upon notice of termination shall be entitled to continuation of her base salary for six months. Additionally the Executive will be entitled to severance pay according to term of service as outlined in the Employee handbook, the term of service to be defined from onset of employee's service on January 1, 1990 to the end of six months notification period. Medical coverage will continue for the six month notification period at which point the opportunity for continued coverage will be available in accordance to the Employee Handbook.

9.   MISCELLANEOUS

     9.1 NOTICES. Notices hereunder shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, if or you, at the address set forth above, and if to Millbrook Press, 2 Old New Milford Road, Brookfield, CT, 06804, or at such other address as to which notice has been given in the manner herein provided.

     9.2 ENTIRE AGREEMENT. This Agreement sets forth your and Millbrook's complete understanding with respect to the matters set forth herein. This Agreement may be modified or amended only by an agreement in writing signed by the parties hereto.

     9.3 SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court or competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons, places, and circumstances shall remain in full force and effect.

     9.4 HEADINGS. The headings and captions of the Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement.

     9.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to the conflict of laws principles thereunder.

If the foregoing accurately reflects your understanding of our agreement and is acceptable to you, please sign the enclosed copy of this letter and return it to the undersigned.

Very truly yours,
Millbrook Press                              Accepted and Agreed:



By: /s/                                      By: /s/
    -------------------------------              -------------------------------
          Jeffrey Conrad, CEO                           Jean Reynolds